Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-8840) pertaining to the 1st Source Corporation Employee Stock Ownership and Profit Sharing Plan of our report dated June 23, 2014, with respect to the financial statements and schedule of the 1st Source Corporation Employee Stock Ownership and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Chicago, Illinois
June 23, 2014